EXHIBIT 99.1

EPIRUS and Zalicus Complete Merger - Combined

Company Will Trade as EPIRUS

Biopharmaceuticals, Inc. (NASDAQ: EPRS)

•	1:10 Reverse Stock Split will be effective before trading opens on July 16

•	EPIRUS reconstitutes Board of Directors to include Mark H.N. Corrigan, M.D., Julie H. McHugh, William Hunter, M.D., Amit Munshi, Geoffrey Duyk, Scott Rocklage, J. Kevin Buchi and Daotian Fu

BOSTON, July 15, 2014 - EPIRUS Biopharmaceuticals, Inc. (EPIRUS, NASDAQ: EPRS), a Boston-based biopharmaceutical company focused on the global development and commercialization of biosimilar monoclonal antibodies, announced today the completion of a merger with Zalicus Inc. (Zalicus, NASDAQ: ZLCS).

The combined company, which has been renamed EPIRUS Biopharmaceuticals, Inc., will focus on the business of EPIRUS and operate under the leadership of the EPIRUS management team, with Amit Munshi serving as the president and chief executive officer. The merger and name change became effective today. Beginning on July 16, 2014, EPIRUS will trade on NASDAQ under the symbol EPRS.

EPIRUS also announced a reverse stock split, in which, following the merger, every ten (10) shares of the company’s common stock will be combined and reclassified into one (1) share of the company’s common stock. The reverse stock split will be completed before NASDAQ opens for trading on July 16, 2014.

“The completion of the merger with Zalicus and the start of trading on the public market are significant milestones for EPIRUS,” said Amit Munshi, president and chief executive officer of EPIRUS. “We are well positioned to move forward with our mission to expand patient access to important medicines.”

“The combination of Zalicus and EPIRUS is compelling because it has the potential to create significant value for our shareholders by creating a dynamic new enterprise that leverages our global development strengths to successfully develop and commercialize biosimilars for the global market,” said Mark H.N. Corrigan, M.D., chairman of the EPIRUS board of directors and former president and chief executive officer of Zalicus.

EPIRUS is currently developing a pipeline of biosimilars, including BOW015, a biosimilar to Remicade®, BOW050, a biosimilar to Humira®, and BOW030, a biosimilar to Avastin®. In March 2014, EPIRUS, with its manufacturing partner Reliance Life Sciences (RLS), obtained marketing approval in India for BOW015.

The Board of Directors of EPIRUS has been reconstituted to include Mark H.N. Corrigan, M.D., Julie H. McHugh, William Hunter, M.D., Amit Munshi, Geoffrey Duyk, Scott Rocklage, J. Kevin Buchi and Daotian Fu.

About EPIRUS

EPIRUS is building a global biosimilar enterprise to improve patient access to important medicines. The company’s strategy for commercial success relies on targeted approaches for diverse global markets.

For emerging markets with accessible regulatory frameworks for biosimilars, EPIRUS develops partnerships with local companies to accelerate regulatory approval and commercialize its products.

For high-growth global markets where local manufacturing confers strategic and operational advantages, EPIRUS intends to use its SCALE™ platform to deliver an “In Market, For Market™” manufacturing solution with local partners.

For large markets with an established biosimilar regulatory framework, such as Europe, EPIRUS plans to commercialize its products using a combination of direct sales and local distributors.

More information about EPIRUS can be found at www.epirusbiopharma.com

Forward-Looking Statements

Any statements made herein relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to EPIRUS or its management, before or after the aforementioned merger, may identify forward-looking statements. EPIRUS cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Further information on the factors and risks that could affect EPIRUS’ business, financial conditions and results of operations are contained in EPIRUS’ filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. The forward-looking statements represent the estimates of EPIRUS as of the date hereof only, and EPIRUS specifically disclaims any duty or obligation to update forward-looking statements.

Other risks and uncertainties are more fully described in EPIRUS’ Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC, and in other filings that EPIRUS makes and will make with the SEC in connection with the proposed transactions, including the joint proxy statement/prospectus described above under “Important Additional Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made herein speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change.

While EPIRUS may elect to update these forward-looking statements publicly at some point in the future, EPIRUS specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing EPIRUS’ views as of any date after the date stated herein.

###

For Inquiries Please Contact:

Russo Partners LLC

Tony Russo at 212-845-4251 or tony.russo@russopartnersllc.com

Andreas Marathovouniotis at 212-845-4235 or

andreas.marathis@russopartnersllc.com

REMICADE® is a registered trademark of Johnson and Johnson (www.jnj.com)

HUMIRA® is a registered trademark of AbbVie (www.abbvie.com)

Avastin® is a registered trademark of Genentech (www.gene.com)